Exhibit (q)

John Hancock Bond Trust

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Collateral Trust

John Hancock Current Interest

John Hancock Exchange-Traded Fund Trust

John Hancock Funds II

John Hancock Funds III

John Hancock Investment Trust

John Hancock Investment Trust II

John Hancock Investment Trust III

John Hancock Municipal Securities Trust

John Hancock Sovereign Bond Fund

John Hancock Strategic Series

John Hancock Variable Insurance Trust

(each a “Trust”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Ariel Ayanna, Sarah M. Coutu, John J. Danello, Thomas Dee, Kinga Kapuscinski, Nicholas J. Kolokithas, Suzanne M. Lambert, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Christopher L. Sechler, Betsy Anne Seel and Steven Sunnerberg, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities, including without limitation in the applicable undersigned’s capacity as president or chief financial officer of each Trust, in the furtherance of the business and affairs of each Trust: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended (collectively the “Acts”), and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-1A regarding the registration of each Trust or series thereof or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC, and to do generally all such things in my name and on my behalf in the capacity indicated below to enable each Trust to comply with the Acts, and all requirements of the SEC thereunder; and (ii) to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Trust. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically with respect to an undersigned if such undersigned ceases to be a Trustee or Officer of the Trust.

Dated: December 12, 2019

Name	Signature	Title
Andrew G. Arnott	/s/ Andrew G. Arnott	President and Trustee
Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee
James R. Boyle	/s/ James R. Boyle	Trustee
Peter S. Burgess	/s/ Peter S. Burgess	Trustee
William H. Cunningham	/s/ William H. Cunningham	Trustee
Grace K. Fey	/s/ Grace K. Fey	Trustee
Marianne Harrison	/s/ Marianne Harrison	Trustee
Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee
Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee
James M. Oates	/s/ James M. Oates	Trustee
Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee
Gregory A. Russo	/s/ Gregory A. Russo	Trustee